                                                                  EXHIBIT 99.1

                                NTL INCORPORATED
                       UNAUDITED PRO FORMA FINANCIAL DATA

     In March 1999, we acquired Diamond Cable Communications plc ("Diamond"), under the terms of the Diamond acquisition agreement in exchange for our common stock. In December 1998, we acquired Eastern Group Telecoms ("EGT") in exchange for cash and our preferred stock. In October 1998, we completed the acquisition of Comcast UK Cable Partners Limited ("Partners") in exchange for our common stock. In September 1998, we completed the acquisition of ComTel Limited and Telecential Communications (collectively "ComTel") in exchange for cash and our preferred stock. The cash portion of the purchase price of Comtel was financed using funds available under a bank credit facility. The amounts borrowed under the credit facility were repaid with most of the proceeds from the issuance of our 11 1/2% notes and our 12 3/8% notes in November 1998.

     The unaudited pro forma financial data presented herein give effect to the acquisitions of Partners, ComTel and EGT, which were completed in 1998, and give further effect to the subsequent acquisition of Diamond on March 8, 1999. The pro forma financial data is based on the historical financial statements of Partners, ComTel, EGT, Diamond and NTL. The statements of operations data reflects the translation of all Pound Sterling denominated amounts at the average rate for the three months ended March 31, 1999 of $1.6329 = L.1.00 and the average rate for the year ended December 31, 1998 of $1.6571 = L.1.00.

     The acquisitions have been accounted for in the pro forma financial data using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analyses. We do not currently expect future adjustments from these analyses, if any, to be material to the unaudited pro forma financial statements.

     The pro forma financial data do not give effect to (a) the sale in January 1999 of NTL 5 1/4% preferred stock and warrants to Microsoft for $500 million;
(b) the issuance of L.330,000,000 aggregate principal amount at maturity of 9 3/4% Senior Deferred Coupon Notes due 2009 in April 1999 and (c) the acquisition of the Australian broadcast business in April 1999. In addition, no pro form effect has been given to the proposed acquisitions of Cablelink Limited and France Telecom's "1G Networks".

     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 and for the three months ended March 31, 1999 give effect to the acquisitions as if they had been consummated on January 1, 1998.

     Partners owned a 27.5% interest in Birmingham Cable Corporation Limited ("Birmingham)and owns a 50% interest in Cable London PLC ("Cable London"). Partners accounts for its equity interests using the equity method.

     The equity interest in Birmingham was sold by Partners, before its acquisition by the Company, to TeleWest Communications plc ("TeleWest"). The agreement with TeleWest also provides that at any time during the shoot-out period, Partners may give notice to TeleWest of an offer to sell to TeleWest the Cable London equity interest and related assets for the cash sum specified in the offer notice. If Partners fails to give the offer notice prior to the end of the shoot-out period, Partners will be deemed to have delivered an offer notice for a sum equal to L.100 million. TeleWest will have 30 days in which to accept or decline the offer. If TeleWest accepts the offer, Partners will sell to TeleWest the Cable London equity interest and related assets at the sum specified in the offer notice. If TeleWest declines the offer, TeleWest will sell to Partners all of the shares in the capital of Cable London owned by TeleWest at the sum specified in the offer notice.

      The pro forma financial data do not give effect to the sale of the Cable London equity interest to TeleWest or Partners' purchase of TeleWest's shares in the capital of Cable London, as we are currently unable to determine the probable outcome of the "shoot-out" procedure. The effect of the sale of the Cable London equity interest by Partners would be to eliminate Partners' investment in Cable London and increase cash by the amount of the proceeds. The effect of Partners' purchase of all of TeleWest's shares in the capital of Cable London would be to reduce Partners' cash and increase the amount of Partners' investment in Cable London.

     The pro forma adjustments are based upon available information and assumptions that we believe are reasonable at the time made. The pro forma financial data do not purport to present the results of operations of NTL had the acquisitions occurred on the date specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

                                NTL INCORPORATED

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          PRO FORMA
                                   NTL           COMTEL        PARTNERS         EGT                       FOR PRIOR       DIAMOND
                               (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   ADJUSTMENT    ACQUISITIONS   (HISTORICAL)
                               ------------   ------------   ------------   ------------   ----------    ------------   ------------
REVENUES.....................   $ 747,015       $ 97,222       $105,348       $17,110       $   (789)(C)   $  965,906     $ 147,078
COSTS AND EXPENSES
Operating expenses...........     372,134         62,393         33,965         7,893             --          476,385        47,088
Selling, general and
 administrative expenses.....     299,494         32,285         48,448            --             --          380,227        61,573
Franchise fees...............      25,036             --             --            --             --           25,036            --
Corporate expenses...........      17,048             --          3,977            --             --           21,025            --
Non-recurring charges........      (4,194)            --             --            --             --           (4,194)           --
Depreciation and
 amortization................     266,112         41,035         37,202         3,157         29,229(B)       376,735        71,650
                                ---------       --------       --------       -------       --------       ----------     ---------
                                  975,630        135,713        123,592        11,050         29,229        1,275,214       180,311
                                ---------       --------       --------       -------       --------       ----------     ---------
Operating loss...............    (228,615)       (38,491)       (18,244)        6,060        (30,018)        (309,308)      (33,233)
OTHER INCOME (EXPENSE)
Interest and other income....      46,024            476         14,983            --             --           61,483        21,681
Interest expense.............    (328,815)        (7,459)       (49,477)           --        (62,417)(E)     (448,168)     (140,234)
Other........................       4,152             --         (3,326)           --         11,574 (D)       12,400        12,553
                                ---------       --------       --------       -------       --------       ----------     ---------
Loss before income taxes.....    (507,254)       (45,474)       (56,064)        6,060        (80,861)        (683,593)     (139,233)
Income tax benefit...........       3,327             --             --                           --            3,327            --
                                ---------       --------       --------       -------       --------       ----------     ---------
Loss before extraordinary
 item........................    (503,927)       (45,474)       (56,064)        6,060        (80,861)        (680,266)     (139,233)
Loss from early
 extinguishment of debt......     (30,689)            --             --            --             --          (30,689)           --
                                ---------       --------       --------       -------       --------       ----------     ---------
Net loss.....................    (534,616)       (45,474)       (56,064)        6,060        (80,861)        (710,955)     (139,233)
Preferred stock dividends....     (18,761)            --             --            --        (14,092)(F)      (32,853)           --
                                ---------       --------       --------       -------       --------       ----------     ---------
Net loss available to common
 shareholders................   $(553,377)      $(45,474)      $(56,064)      $ 6,060       $(94,953)      $ (743,808)    $(139,233)
                                =========       ========       ========       =======       ========       ==========     =========
Net loss per common share --
 basic and fully diluted.....   $  (13.43)                                                                 $   (13.00)
                                =========                                                                  ==========
Weighted average shares
 outstanding.................      41,202                                                     16,004           57,206
                                =========                                                   ========       ==========


                               ADJUSTMENTS    PRO FORMA
                               -----------    ----------
REVENUES.....................   $     --      $1,112,984
COSTS AND EXPENSES
Operating expenses...........         --         523,473
Selling, general and
 administrative expenses.....         --         441,800
Franchise fees...............         --          25,036
Corporate expenses...........         --          21,025
Non-recurring charges........         --          (4,194)
Depreciation and
 amortization................    135,347(B)      583,732
                               ---------     -----------
                                 135,347       1,590,872
                               ---------     -----------
Operating loss...............   (135,347)       (477,888)
OTHER INCOME (EXPENSE)
Interest and other income....         --          83,164
Interest expense.............         --        (588,402)
Other........................         --          24,953
                               ---------     -----------
Loss before income taxes.....   (135,347)       (958,173)
Income tax benefit...........         --           3,327
                               ----------    -----------
Loss before extraordinary
 item........................   (135,347)       (954,846)
Loss from early
 extinguishment of debt......         --         (30,689)
                               ---------     -----------
Net loss.....................   (135,347)       (985,535)
Preferred stock dividends....         --         (32,853)
                               ---------     -----------
Net loss available to common
 shareholders................  $(135,347)    $(1,018,388)
                               =========     ===========
Net loss per common share --
 basic and fully diluted.....                $    (14.57)
                                             ===========
Weighted average shares
 outstanding.................     12,705(A)       69,911
                               =========     ===========

                                NTL INCORPORATED

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                      (IN THOUSANDS,EXCEPT PER SHARE DATA)

                                               NTL           DIAMOND*
                                           (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS    PRO FORMA
                                           ------------    ------------    -----------    ---------
REVENUES.................................    $ 313,381       $ 28,798       $     --      $ 342,179
COSTS AND EXPENSES
Operating expenses.......................      161,544         10,046                       171,590
Selling, general and administrative
  expenses...............................      119,270         11,924                       131,194
Franchise fees...........................        6,848             --                         6,848
Corporate expenses.......................        5,252             --                         5,252
Merger Costs ............................           --         13,934        (13,934)            --
Depreciation and amortization............      141,734         15,277         24,319(B)     181,330
                                             ---------       --------       --------      ---------
                                               434,648         51,181        (10,385)       496,214
                                             ---------       --------       --------      ---------
Operating loss...........................     (121,267)       (22,383)       (10,385)      (154,035)
OTHER INCOME (EXPENSE)
Interest and other income................       11,013          2,144                        13,157
Interest expense.........................     (130,823)       (25,561)            --       (156,384)
Other....................................       10,658        (40,572)                      (29,914)
                                             ---------       --------       --------      ---------
Loss before income taxes.................     (230,419)       (86,372)       (10,385)      (327,176)
Income tax benefit.......................           --             --             --             --
                                             ---------       --------       --------      ---------
Net Loss.................................     (230,419)       (86,372)       (10,385)      (327,176)
Preferred stock dividends................      (13,092)            --             --        (13,092)
                                             ---------       --------       --------      ---------
Net loss available to common stock.......    $(243,511)      $(86,372)      $(10,385)     $(340,268)
                                             =========       ========       ========      =========
Net loss per common stock -- basic and
  fully diluted..........................    $   (3.82)                                   $   (4.64)
                                             =========                                    =========
Weighted average shares outstanding......       63,784                         9,503         73,287
                                             =========                                    =========

--------------
* For the period from January 1, 1999 to date of acquisition (March 8, 1999).

                                NTL INCORPORATED

                             PRO FORMA ADJUSTMENTS
                                 (IN THOUSANDS)

                                                               DIAMOND
                                                              ----------
A  PURCHASE PRICE AND ALLOCATION
PURCHASE PRICE
NTL Shares issued...........................................      12,750
NTL stock price (prior to closing)..........................  $    76.19
                                                              ----------
Subtotal....................................................     971,452

Fees and other costs........................................       8,430
                                                              ----------
Purchase price..............................................     979,882

Net tangible liabilities at date of acquisition.............     370,454
                                                              ----------
Excess of Purchase Price over net tangible assets
  acquired..................................................  $1,350,336
                                                              ==========
ALLOCATED TO
Fixed assets................................................  $   60,077
Customer Lists..............................................      78,511
LAC.........................................................      84,875
Goodwill....................................................   1,126,873
                                                              ----------
                                                              $1,350,336
                                                              ==========

                                                                 PRIOR
                                                              ACQUISITIONS    DIAMOND
                                                              ------------    -------
B  DEPRECIATION AND AMORTIZATION
For the year ended December 31, 1998:
  Depreciation of fixed asset allocation (over 15 years)....    $   (126)    $  4,005
  Amortization of intangibles (over 2-15 years).............      72,145      139,327
  Historical amortization of intangibles....................     (42,790)      (7,985)
                                                                --------     --------
                                                                $ 29,229     $135,347
                                                                ========     ========

For the three months ended March 31, 1999:
  Depreciation of fixed asset allocation (over 15 years)....  $   735
  Amortization of intangibles (over 2-15 years).............   25,575
  Historical amortization of intangibles....................   (1,991)
                                                              -------
                                                              $24,319
                                                              =======

                                                                 Year Ended
                                                              December 31, 1998
                                                              -----------------
C  CONSULTING REVENUE
Partners' consulting fee income earned under consulting
  agreement with Birmingham which ceased upon the sale of
  Birmingham...............................................     $   789
                                                                =======
D  EQUITY IN NET LOSS
Partner's equity in the net loss of Birmingham that will no
  longer be recorded after the sale of Birmingham..........     $11,574
                                                                =======

                                                            Year Ended
                                                         December 31, 1998
                                                         -----------------
E  INTEREST EXPENSE
Interest on ComTel debt not assumed.........................  $(7,431)
Interest on the borrowings utilized to acquire ComTel(1)
  For the year ended December 31, 1998......................   77,567
Amortization of fees on borrowings recorded as deferred
  financing costs...........................................    2,015
Historical interest expense on Partners' Credit Facility(2).   (9,734)
                                                              -------
Net Statement of Operations Impact..........................  $62,417
                                                              =======
F  PREFERRED STOCK DIVIDEND
Dividends at 9.9% on the preferred stock issued in the
  ComTel and EGT acquisitions...............................  $14,092
                                                              =======

---------------
(1) On June 16, 1998, NTL agreed to acquire substantially all of the operations of ComTel in a two-part transaction in exchange for approximately L.550 million. A portion of the purchase price (L.475 million) was financed using funds available under our credit facility. The credit facility bore interest at LIBOR plus 3% per annum increasing by 0.25% per annum each month beginning three months after the first drawdown to a maximum of 4% per annum. In November 1998, the credit facility was repaid using most of the proceeds from the issuance of our 11 1/2% notes and the 12 3/8% notes.
(2) This facility was repaid by Partners with the proceeds from the sale of the Birmingham Cable Equity Interest.